UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 17, 2004

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

Item 5. Other Events and Regulation FD Disclosure

On February 17, 2004, Chicago Pizza & Brewery, Inc. issued a press release announcing the sale of its three Pietro’s restaurants and the execution of an asset purchase agreement to purchase the leasehold interest of an existing restaurant and brewery located in Laguna Hills, California. A copy of the press release is attached hereto as Exhibit 99.1

Item 7. Exhibits

Exhibit No.	Description
99.1 *	Press Release dated February 17, 2004

*	This exhibit 99.1 is being furnished pursuant to Item 5, and is not deemed filed pursuant to Item 7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2004	CHICAGO PIZZA & BREWERY, INC. (Registrant)

	By:	/s/ PAUL A. MOTENKO
Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY
Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell Chief Financial Officer